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                                                                     Exhibit 5.1


June 2, 2005


American Technology Corporation
13114 Evening Creek Drive South
San Diego, California  92128

     Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as special counsel to American Technology Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 3,249,564 shares (the "Shares") of the Company's common stock, par value $0.00001 per share (the "Common Stock"), which may be issued pursuant to the Company's 2005 Equity Incentive Plan (the "2005 Plan"), which includes:

          (1) 1,500,000 shares of Common Stock newly reserved for awards to be granted under the 2005 Plan; and

          (2) up to 1,749,564 shares of Common Stock which are either (i) available for issuance under the Company's 2002 Stock Option Plan (the "2002 Plan") as of the effective date of the 2005 Plan, or (ii) currently reserved for issuance upon the exercise of outstanding options awarded under the 2002 Plan or a prior plan referred to in the 2002 Plan, which in either case expire or otherwise become unexercisable for any reason without having been exercised in full after the effective date of the 2005 Plan.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, the proceedings taken by the Company with respect to the authorization and adoption of the 2005 Plan, certificates of government officials, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed that (i) the stock certificates to be issued to represent the Shares (collectively, the "Share Certificates") conform to the specimen common stock certificate submitted to us, (ii) the Share

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June 2, 2005
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Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with Section 158 of the Delaware General Corporation Law, (iii) shares currently reserved will remain available for the issuance of the Shares, (iv) neither the Company's charter documents nor any of the proceedings relating to the 2005 Plan, or any of the option agreements relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

     Based on the foregoing review, and in reliance thereon, we are of the opinion that if, as and when the Shares are issued, executed and delivered by the Company in accordance with the terms of the 2005 Plan, and the stock option or other agreements provided for under the 2005 Plan, including, without limitation, payment in full of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

     This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the 2005 Plan or the Registration Statement.


                                    Respectfully submitted,


                                    /s/ Sheppard, Mullin, Richter & Hampton, LLP
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